                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or as part of this registration statement.

                                          /S/ ARTHUR ANDERSEN LLP
                                          _____________________________________

San Jose, California
August 31, 2001